Exhibit 21.1

List of Subsidiaries of Morgans Hotel Group Co.

(as of February 17, 2006)

Subsidiary	Jurisdiction of Incorporation or Organization
Morgans Hotel Group Co.	Delaware
Morgans Group LLC	Delaware
Morgans Hotel Group Management LLC	New York
MMRDH Parent Holding Company LLC	Delaware
MMRDH Junior Mezz Holding Company LLC	Delaware
MMRDH Intermediate Mezz Holding Company LLC	Delaware
MMRDH Senior Mezz Holding Company LLC	Delaware
Morgans Holdings LLC	Delaware
Morgans/Delano Pledgor LLC	Delaware
Madison Bar Company LLC	Delaware
SC Morgans/Delano LLC	Delaware
SC Madison LLC	Delaware
SC Collins LLC	Delaware
Beach Hotel Associates LLC	Delaware
Royalton Pledgor LLC	Delaware
43rd Restaurant LLC	Delaware
Royalton LLC	Delaware
Hudson Pledgor LLC	Delaware
SC 58th Street LLC	Delaware
58th Street Bar Company LLC	Delaware
Mondrian Pledgor LLC	Delaware
8440 LLC	Delaware
Sunset Restaurant LLC	Delaware
Mondrian Holdings LLC	Delaware
Henry Hudson Holdings LLC	Delaware
Hudson Leaseco LLC	New York
Hudson Managing Member LLC	Delaware
Shore Club Holdings LLC	Delaware
Philips South Beach LLC	Illinois
SC Restaurant LLC	Delaware
Clift Holdings LLC	Delaware
SC Geary LLC	Delaware
495 Geary LLC	Delaware
495 ABC License LLC	Delaware
Morgans/LV Investment LLC	Delaware
MHG Scottsdale Holdings LLC	Delaware
Collins Hotel Associates LLC	Delaware